Exhibit 99.11
AMENDED AND RESTATED
OPERATING AGREEMENT OF
CARR CAPITAL 1575 EYE, LLC
     This Amended and Restated Operating Agreement (the “Agreement”) of CARR CAPITAL 1575 EYE, LLC (the “Company”), made and entered into as of February 28, 2002, is between CARR CAPITAL REAL ESTATE INVESTMENTS, LLC, a Virginia limited liability company (“CC”), THE OLIVER CARR COMPANY, a District of Columbia corporation (“OCCO”), CARR HOLDINGS, LLC, a Maryland limited liability company (“HOLDINGS”), AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (“AETNA”), LESLIE SHROYER, an individual residing at the address shown on Exhibit A (“SHROYER”), and all of the other undersigned Persons (CC, OCCO, HOLDINGS, AETNA, SHROYER and all of the other undersigned Persons being collectively hereinafter referred to as the “Members”).
RECITALS
     A. The Company was organized on February 5, 2002 pursuant to the Articles of Organization (as defined below).
     B. All of the Members, with the exception of AETNA and SHROYER, entered into that certain Operating Agreement of Carr Capital 1575 Eye, LLC dated February 28, 2002 (the “Initial Operating Agreement”).
     C. Immediately prior to the execution of this Agreement, OCCO and HOLDINGS transferred portions of their interests in the Company to AETNA, as and for the Anticipated Transfer contemplated by Section 8.1(c) of the Initial Operating Agreement.
     D. The Members hereby consent to the admission of AETNA and SHROYER to the Company as Members pursuant to the terms of this Agreement.
     E. The Members desire to continue the Company and to hereby amend and restate the Initial Operating Agreement in its entirety.
AGREEMENT
     Based on the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1. DEFINITIONS; THE COMPANY
          1.1. Definitions. Capitalized words and phrases used in this Agreement shall have the meanings set forth in Section 10.14.
          1.2. Formation. CC formed the Company as a District of Columbia limited liability company pursuant to the provisions of the Act (as hereinafter defined) and upon the terms and conditions set forth in this Agreement and the Articles of Organization. This Agreement shall serve as the Company’s “operating agreement” pursuant to the provisions of the Act and this Agreement shall fully replace the Initial Operating Agreement effective as of the date of this Agreement.
          1.3. Name. The name of the Company is Carr Capital 1575 Eye, LLC.
          1.4. Purpose. The purpose of the Company is to acquire, own, hold, manage, operate, sell and otherwise deal with a general partnership interest in and to act as the managing general partner of 1575 Eye Street Associates, a District of Columbia limited partnership (the “Limited Partnership”), whose purpose is to own, hold, finance, refinance, operate, lease, sell and otherwise deal with the property known as the ASAE Building, located at 1575 Eye Street, N.W., Washington, D.C. (the “Property”), (collectively, the “Permitted Activities”) pursuant to the terms of the Second Amended and Restated Agreement of Limited Partnership of 1575 Eye Street Associates as it may be amended (the “Limited Partnership Agreement”). A copy of the Limited Partnership Agreement is attached hereto as Exhibit B. The Company shall not engage in any activity or business other than the Permitted Activities absent the unanimous approval of the Members, and no Member shall have any authority to hold itself out as a general agent of the Company or of any other Member in any other business or activity.
          1.5. Intent. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. The Company is not a “partnership” for purposes of the District of Columbia Revised Uniform Partnership Act or a “limited partnership” for purposes of the District of Columbia Revised Uniform Limited Partnership Act, and the Members are not partners. It also is the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the federal Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto.
          1.6. Office. The registered office of the Company within the District of Columbia shall be located at c/o CT Corporation System, 1025 Vermont Avenue, N.W., Washington, D.C. 20005. The registered office may be changed by Manager upon prior written notice to all Members.
          1.7. Registered Agent for Service of Process. The name and address of the registered agent for service of legal process on the Company in the District of Columbia is CT Corporation System at the address provided in Section 1.6 above. The registered agent may be changed by Manager upon prior written notice to all Members.
          1.8. Term. The existence of the Company commenced on February 5, 2002, and the Company shall continue until it is dissolved in accordance with this Agreement.
          1.9. Fiscal Year. The fiscal year of the Company shall be the calendar year unless otherwise determined by Manager upon written notice to all Members.

          1.10. Articles of Organization. The Articles of Organization of the Company (the “Articles of Organization”) were filed with the D.C. Department of Consumer and Regulatory Affairs, Business Regulation Administration (“DCRA”) on February 5, 2002. Manager shall file any amendments to the Articles of Organization from time to time deemed necessary by Manager to reflect any amendments to this Agreement adopted in accordance with the terms hereof.
          1.11. Independent Activities.
               (a) Each Member hereby expressly acknowledges that CC, and the other Members (either directly or through its Affiliates) are involved in transactions, investments and business ventures and undertakings of every nature, some of which involve the real estate industry (all such investments and activities being referred to as “Independent Activities”).
               (b) Nothing in this Agreement shall be construed to: (i) prohibit CC or any other Member or their respective Affiliates from continuing, acquiring, owning or otherwise participating in any Independent Activity that is not owned or operated by the Company, even if such Independent Activity is or may be in competition with the Company; or (ii) require CC or any other Member to allow the Company or the other Member to participate in the ownership or profits of any such Independent Activity.
SECTION 2. MEMBERS; CAPITAL CONTRIBUTIONS; LOANS
          2.1. Members and Initial Capital Contributions. The names, addresses, initial Capital Contributions and Percentage Interests of the Members are set forth on Exhibit A attached hereto.
          2.2. Additional Funding Requests.
               If Manager determines, in its reasonable discretion, that additional funds are required for the operation of the Limited Partnership or the Property, then Manager shall, if and only to the extent permitted under the Loan (as hereinafter defined), first attempt to borrow such funds from third party lenders at market rates. If it is not possible to borrow funds from third party lenders, Manager shall give written notice (the “Funding Notice”) thereof to all of the Members setting forth (i) the amount of additional funds so required, (ii) the proposed application of such funds, and (iii) when any such additional funds are to be funded (which funding date shall not be less than thirty (30) days following the delivery of the notice pursuant to this Section; provided that such funding date shall be determined at Manager’s discretion in the event of an emergency). Upon receipt of a Funding Notice, any Member shall have the right, but not the obligation, to make a Member Loan to the Company in an amount equal to the product obtained by multiplying its Percentage Interests by the additional funds required. Any Member Loan made pursuant to this Section shall bear interest at the rate of the Prime Rate plus two percent (2%) per annum, and shall be repaid as hereinafter provided. If any Member (the “Non-Participating Member”) chooses not to make a Member Loan to the Company within the time period set forth in the applicable Funding Notice, then the other Members, or any of them (the “Advancing Member(s)”) may make such additional Member Loans (“Additional Member Loans”) to the Company which in the aggregate are equal to the amount of the Member Loan which the Non-Participating Member elected not to make, in such proportion (in the event there is more than one (1) Advancing Member) between them as their Percentage Interests bear inter se, and any such Additional Member Loans shall bear interest at the rate of the Prime Rate plus four percent (4%) per annum, and shall be repaid as hereinafter provided.
          2.3. Payment of Member Loans and Additional Member Loans. Any Member Loan or Additional Member Loan made to the Company pursuant to Section 2.2 shall be evidenced by a promissory note duly issued by the Company. Member Loans shall be payable from the first available Net Cash Flow. Additional Member Loans shall be payable to the Advancing Member solely from the Non-Participating Member’s allocable share of the first available Net Cash Flow after payments with respect to any Member Loans pursuant to the immediately preceding sentence. In the event that distributions of Net Cash Flow have been insufficient to fully repay any Member Loans or Additional Member Loans, then any remaining balance due (including accrued interest) shall be repaid from distributions of Company assets pursuant to Section 9.2 below.
          2.4. Limitations Pertaining to Capital Contributions.
               (a) Return of Capital. Except as otherwise provided in this Agreement, no Capital Contributions or any money or other property shall be withdrawn from or paid by the Company unless such withdrawal or payment is approved by Majority Vote. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash.
               (b) Liability of Members. No Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company. No Member shall have any personal liability for the repayment of the Capital Contributions, Additional Member Loans or Member Loans of any other Member.
               (c) No Interest. No Member shall receive any interest with respect to such Member’s Capital Contributions or Capital Account.
               (d) No Third Party Rights. Nothing in this Agreement is intended or will be deemed to benefit any creditor of the Company, and no creditor of the Company will be entitled to require any Member to solicit or demand Capital Contributions from any other Member.
               (e) Withdrawal. Except as provided in Section 9 hereof, no Member may voluntarily or involuntarily withdraw from the Company or terminate its interest therein except upon the prior written consent of CC, and in the case of a withdrawal or termination by CC, upon a Majority Vote. Any Member that withdraws from the Company in breach of this Section 2.4(e):
                    (i) shall have no right to participate in the business and affairs of the Company or to exercise any rights of a Member under this Agreement or the Act; and

                    (ii) shall continue to share in Company distributions on the same basis as if it had not withdrawn, provided that any damages to the Company as a result of such withdrawal shall be offset against amounts that would otherwise be distributed to such Member.
SECTION 3. DISTRIBUTIONS
     Except as provided in Section 9 or as otherwise required by Section 2.3, Net Cash Flow shall be distributed upon receipt of same by the Company to the Members pro rata based upon their respective Percentage Interests (provided that any Additional Member Loan(s) and accrued interest thereon shall be payable to Advancing Member(s) from the Non-Participating Member(s)’ allocable share of Net Cash Flow).
SECTION 4. TAX ALLOCATIONS
          4.1. General Allocation Rules.
               (a) General Allocation Rule. For each taxable year of the Company, after the application of Section 4.1(d) and Section 4.2, Profits and/or Losses shall be allocated to the Members in a manner that causes each Member’s Adjusted Capital Account Balance to equal the amount that would be distributed to such Member pursuant to Section 3 and Section 9.2(c)(iii).
               (b) (Intentionally Omitted).
               (c) Special Loss Allocation. If the Company incurs Losses at any time when the Members’ Adjusted Capital Account Balances have been reduced to or below zero, such Losses shall be allocated to the Members in proportion to their Percentage Interests.
               (d) Special Profits Allocation. If the Company incurs Profits at any time when the Members’ Adjusted Capital Account Balances are less than zero, Profits shall be allocated to the Members in proportion to their negative Adjusted Capital Account Balances, until such negative balances have been eliminated.
               (e) Item Allocations. If Manager determines that allocations of Profits and/or Losses over the term of the Company are not likely to produce the Adjusted Capital Account Balances intended under this Section 4.1, then special allocations of income, gain, loss and/or deduction shall be made as deemed appropriate by Manager to achieve the intended Adjusted Capital Account Balances.
          4.2. Regulatory and Curative Allocations. The allocations set forth in Section 4.1 are intended to comply with the requirements of Regulations Sections 1.704-1(b) and 1.704-2. If the Company incurs “nonrecourse deductions” or “partner nonrecourse deductions,” or if there is any change in the Company’s “minimum gain” or “partner nonrecourse debt minimum gain,” as defined in such Regulations, or if Manager determines that the foregoing allocations fail for any reason to comply with the Regulations, the allocation of Profits, Losses and items thereof to the Members shall be modified in a reasonable manner deemed necessary or advisable by Manager to comply with the Regulations. In determining allocations to be made pursuant to this Section 4, Manager may take into account any requirements of Code Sections 704(c) and 706 (and any Regulations which require allocations to be made in a manner consistent with such Code Sections) and shall make such modifications to the allocations under this Section 4 as are deemed appropriate by Manager to comply with the requirements of such Code and Regulation Sections.
          4.3. Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the Regulations under uniform policies reasonably established by Manager, upon the advice of the Company’s accountants.
          4.4. Code Section 754 Election. In the event of a Transfer (as hereinafter defined) pursuant to the terms of Section 8 by CC or any Member that owns at least five percent (5%) of the Percentage Interests, such Member or its transferee shall have the right to require the Company to make a Code Section 754 election with respect to both the Company and, if necessary, the Limited Partnership, for the benefit of such transferee, so long as such election does not create any negative tax implications for the Limited Partnership, the Company, and/or the respective then-existing partners and Members therein. The transferring Member or its transferee, as applicable, shall be responsible for all costs associated with making the Code Section 754 election.
SECTION 5. MANAGEMENT
          5.1 Day-to Day Operations; Manager. The business, operations and affairs of the Company shall be managed by Manager, and Manager shall have the general responsibility and authority for managing and carrying out the day-to-day business of the Company. CC is hereby designated as the Company’s initial Manager. Because CC is also a Member of the Company, CC shall be referred to as the Company’s Managing Member and shall have all of the power and authority of the Manager described herein. Except as otherwise provided by Section 5.2 below, Manager shall have the right to make all decisions on behalf of the Company.
          5.2 Major Decisions.
               (a) Notwithstanding Section 5.1 above, the following actions shall not be taken without a Majority Vote:
                    (i) the sale, assignment, pledge, hypothecation, encumbrance or transfer of all or any portion of the Company’s general partnership interest in the Limited Partnership (except to the extent such sale is pursuant to the exercise by another party of a purchase right provided for under the Limited Partnership Agreement);
                    (ii) the purchase of any additional partnership interest in the Limited Partnership, except for the redemption of SRIR’s interest pursuant to the First Amendment (as such terms are hereinafter defined);
                    (iii) the sale of the Property or any interest therein;

                    (iv) the financing or refinancing of the Property; and
                    (v) determination or change of the Limited Partnership’s legal counsel or tax accountant.
               (b) Notwithstanding Section 5.1 above, the following actions shall not be taken without the prior written consent of AETNA or the successor of AETNA’s entire Percentage Interest:
                    (i) initiate or defend litigation, arbitration, mediation or other legal proceedings by or against the Company, the Limited Partnership or the Property, except for eviction actions, rent collection actions or other lease enforcement actions against tenants or occupants of the Property in the normal course, real estate tax assessment appeals, or other actions or proceedings consistent with the normal operation of the Property where the amount in dispute is less than $100,000;
                    (ii) entering into any lease of the Property with a single tenant for one (1) full floor or more or which provides for exterior or lobby signage (other than usual and customary directory board signage for office tenants and exterior signage for retail tenants) or which is for the parking garage (as well as any parking management agreement in lieu thereof);
                    (iii) granting or consenting to the acquisition of any liens, security interests, mortgages or other encumbrances on or against the Property;
                    (iv) modifying the Agreement to Redeem and Retire Partnership Interest with SRIR (beyond such modifications of same contained within the First Amendment) or modifying the Put;
                    (v) any of the actions described at §§6.1(b)(1) and (2) of the Limited Partnership Agreement;
                    (vi) converting the Limited Partnership to a limited liability company;
                    (vii) materially amending the Limited Partnership Agreement;
                    (viii) granting any consent required under the Limited Partnership Agreement for the admission of new partners or for the assignment or transfer of a partnership interest (except to the extent such transfer is pursuant to the exercise by another party of a purchase right provided for under the Limited Partnership Agreement);
                    (ix) filing or acquiescing in the filing against the Limited Partnership or the Company of a bankruptcy petition;
                    (x) voting for a dissolution of the Limited Partnership;

                    (xi) entering into any agreement that would impose any personal obligation or liability upon any Member without such Member’s consent; and
                    (xii) making any special allocations pursuant to Section 4.1(d), modifying allocations pursuant to Section 4.2, and/or any tax elections pursuant to Section 6.3 (as well as any tax elections on behalf of the Limited Partnership). Additionally, upon AETNA’s written request provided by January 15, copies of the Company’s and Limited Partnership’s annual federal tax returns with respect to the immediately prior year shall be submitted to AETNA for its review prior to the filing of same.
If AETNA shall fail to either approve or disapprove of an action set forth in (a) subparagraphs (i) and (iii) — (xi) above within ten (10) business days, or (b) subparagraph (ii) above within seven (7) business days, following receipt by AETNA of written notice of such proposed action, together with a description of the details relating thereto (including a term sheet with respect to any proposed lease pursuant to subparagraph (ii) above), shall be deemed to have approved such action. In connection with any proposed lease pursuant to subparagraph (ii) above, AETNA hereby agrees and acknowledges that the Manager shall only be required to submit a term sheet (and not a signed lease) to AETNA with respect to any such proposed lease, and if AETNA approves such term sheet the Manager shall have the right to enter into a lease with any such proposed tenant, provided that the business terms of any such lease are on substantially the same business terms as set forth in the term sheet provided to AETNA.
          5.3 Transactions Authorization. All Members hereby approve of the following transactions:
               (i) the acquisition by the Company of the general partnership interests in the Limited Partnership (the “Acquisition”);
               (ii) the entry by the Company into the Limited Partnership pursuant to the Limited Partnership Agreement, and the rights and responsibilities therein provided (the “Partnership”);
               (iii) the acceptance by the Limited Partnership of the $44,500,000 mortgage loan from the Metropolitan Life Insurance Company, pursuant to the terms of the Mortgage Loan Application executed by Carr Capital Corporation on February 8, 2002 (the “Loan”);
               (iv) the entry by the Company and the Limited Partnership into the First Amendment to Agreement to Redeem and Retire Partnership Interest dated February 28, 2002, with Southern Region Industrial Realty, Inc. (“SRIR”) and ASAE (the “First Amendment”);
               (v) the entry by the Company and the Limited Partnership into the Partnership Interest Put Agreement dated February 28, 2002, with SRIR and ASAE (the “Put”); and

               (vi) the entry by the Limited Partnership into the Management/Leasing Agreement dated February 28, 2002, with Carr Real Estate Services, Inc. (the “M/L Agreement”).
          Manager is hereby authorized to execute and deliver on behalf of the Company all documents necessary to complete and effectuate all transactions necessary to and contemplated by the Acquisition, the Partnership, the Loan, the First Amendment, the Put and the M/L Agreement.
          5.4 Limitation on Liability; Indemnity. Neither Manager nor its Affiliates (an “Actor”) shall be liable to the Company or the other Members for actions taken in good faith by the Actor in connection with the Company or its business; provided that the Actor shall in all instances remain liable for acts in breach of this Agreement or which constitute bad faith, fraud, willful misconduct or gross negligence (except to the extent the Company is compensated for the same by insurance coverage maintained in accordance with this Agreement). The Company, its receiver or trustee shall indemnify, defend and hold harmless each Actor, to the extent of the Company’s assets (without any obligation of any Member to make contributions to the Company to fulfill such indemnity), from and against any liability, damage, cost, expense, loss, claim or judgment incurred by the Actor arising out of any claim based upon acts performed or omitted to be performed by the Actor in connection with the business of the Company, including without limitation attorneys’ fees and costs incurred by the Actor in the settlement or defense of such claim; provided that no Actor shall be indemnified for claims based upon acts performed or omitted in breach of this Agreement or which constitute bad faith, fraud, willful misconduct or gross negligence. The Company may procure errors and omissions insurance coverage for the Members for policy limits and risks determined by Manager.
          5.5 Reimbursement of Expenses and Compensation to CC. Manager shall be entitled to reimbursement from the Company for actual and direct expenses incurred by Manager or its Affiliates for legal, accounting, auditing and other professional services provided for the benefit of the Company as necessary to perform all functions anticipated by the terms of this Agreement. Where “in house” accounting services are provided by employees of Manager or its Affiliates, the costs of such services shall be reasonably determined by Manager based upon the actual compensation and benefits associated with the applicable employees. As compensation for its services as asset manager to the Limited Partnership, CC shall receive the Management Fee (as hereinafter defined).
          5.6 Replacement of CC as Manager. In the event that (i) CC commits fraud, (ii) CC misappropriates Company funds or property for its benefit, (iii) an Event of Default occurs under the promissory note, deed of trust or any of the other loan documents executed by the Limited Partnership in connection with the Loan as a result of a failure to make a payment thereunder, which failure continues for at least thirty (30) days after such payment is due, or the mortgagee accelerates the Loan as a result of any type of Event of Default thereunder, or (iv) CC fails to comply with any material term or condition of this Agreement that is applicable to it as Manager and such failure continues uncured for a period of fifteen (15) business days after CC’s receipt of a written notice of default from any non-defaulting

Member, then upon a Majority Vote, the Members may remove CC as Manager. Notwithstanding the foregoing, in the event of a failure that is incapable of being cured within fifteen (15) business days, CC shall be deemed to have timely cured such failure if it commences such cure within fifteen (15) business days after CC’s receipt of the default notice and thereafter diligently prosecutes such cure to completion within a reasonable period of time (which shall not exceed one hundred twenty (120) days). In the event of the removal of CC as the Manager, the Members may elect (i) a nationally-recognized commercial real estate asset management company as the new Manager or (ii) a non-defaulting Member as a replacement Manager, upon, in either event, a Majority Vote. The Members may remove and replace any new or replacement Manager (after CC has been replaced as Manager) for any or no reason upon a Majority Vote.
          5.7 Intended Disposition of Investment. It is the Company’s intent to either sell its general partnership interest in the Limited Partnership or to cause a sale of the Property promptly upon the expiration of the Lockup Period (as such term is defined in Section 8.3(a) of the Limited Partnership Agreement), subject to the terms of the Limited Partnership Agreement. In the absence of a Majority Vote providing instructions to the contrary, Manager shall take all appropriate actions, at the times and in the manner permitted by the Limited Partnership Agreement, to sell the Company’s general partnership in the Limited Partnership or to cause a sale of the Property, upon the expiration of the Lockup Period, upon terms approved by Majority Vote (i.e., the terms of the Sale Notice to be issued pursuant to Section 8.3(a) of the Limited Partnership Agreement). If no contract upon the approved terms is entered into within twelve (12) months after the Majority Vote approving such terms, the terms for the proposed sale must be re-approved by Majority Vote.
SECTION 6. BOOKS, RECORDS, REPORTS AND ACCOUNTING
          6.1. Books and Records and Accounting Method. Manager shall keep, or cause to be kept full and complete books and accounts of all business transactions involving the Company. The Company shall use the accrual method for all tax and financial purposes. In no event shall Manager consolidate the operating statements of the Limited Partnership into the Company’s financial statements unless the Company owns all of the partnership interests in the Limited Partnership. Any Member or its designated representative shall have the right at any reasonable time to have access to and inspect and copy the contents of such books and accounts and all other records of the Company.
          6.2. Reports and Information.
               (a) Manager shall prepare or cause to be prepared and to be provided to each Member:
                    (i) Information concerning the Company after the end of each fiscal year (but by not later than March 15 after the end of each fiscal year) as shall be necessary for the preparation by the Members of their income or other tax returns, including a form K-1 and a form 1065; and

                    (ii) An audited statement prepared by the Company’s accountant setting forth, as of the end of and for each fiscal year, a profit and loss statement, a balance sheet and statement of changes in financial position (cash flow) of the Company and a statement showing all allocations made to each Member’s Capital Account during that year.
               (b) Manager shall provide the following notices and information to AETNA or the successor of AETNA’s entire Percentage Interest:
                    (i) Copies of any financial statements and tax returns or filings distributed or caused to be distributed by the Limited Partnership (including the Company, as General Partner of the Limited Partnership), to Partners in the Limited Partnership;
                    (ii) Copies of any other notices or information provided by the Limited Partnership (including the Company, as General Partner of the Limited Partnership) to Partners in the Limited Partnership;
                    (iii) Copy of any Funding Notice issued under Section 3.3 of the Limited Partnership Agreement;
                    (iv) Copy of any notice from the First Mortgagee (as defined in the Limited Partnership Agreement) alleging or declaring an Event of Default under the First Mortgage or other loan documents executed in connection therewith or, if no such notice has been issued by the First Mortgagee but Manager has actual knowledge of an Event of Default under the First Mortgage, a statement by Manager of such Event of Default;
                    (v) On a quarterly basis, a current rent roll for the Property, which should include a tenant delinquency report and should be certified by Manager as complete and accurate;
                    (vi) Manager’s actual knowledge of any actual or threatened litigation against the Limited Partnership, the Company or the Property which is not covered by applicable insurance policies and which seeks or demands damages in excess of $25,000;
                    (vii) Notice from any governmental or quasi-governmental agency or authority alleging or declaring a violation or breach of the Property (including the use or operation thereof) with any applicable laws, regulations, ordinances and codes, beyond any applicable notice and cure period;
                    (viii) Manager’s actual knowledge of any event or condition described in the non-recourse carveout provisions of the First Mortgage loan documents;
                    (ix) Manager’s actual knowledge of any discharge, leakage or spill of any Hazardous Materials (as defined in the First Mortgage) on or affecting the Property and not previously disclosed in the existing environmental reports provided to AETNA;

                    (x) Any material default (beyond notice and any applicable cure period) by a tenant under its lease of one (1) full floor or more of the Property;
                    (xi) Notice of any proposed eminent domain or similar proceeding for or affecting the Property of which Manager becomes aware;
                    (xii) The occurrence of any casualty to the Property which, in the Manager’s good faith judgment, would cost more than $100,000 to repair or replace; and
                    (xiii) Notice from any insurance company providing insurance coverage for or relating to the Property, stating that such coverage will be discontinued or not renewed, or rejecting a claim for coverage which exceeds $100,000.
          6.3. Tax Matters. Manager, at the expense of the Company, shall arrange for the preparation and timely filing of all tax and information returns of the Company. Manager shall reasonably determine whether to make any available tax elections on behalf of the Company. Manager is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code) of the Company and, as such, may be authorized to represent the Company (at the expense of the Company) in connection with all examinations of the business and operations of the Company by any federal, state or local tax authority including any resulting administrative and judicial proceedings and to make reasonable expenditures of Company funds for professional services and costs associated therewith; provided, however, that Manager shall not make a material decision with a reporting agency in connection with its representation of the Company without providing AETNA with reasonable prior notice of such decision. Notwithstanding the foregoing, AETNA’s prior consent shall be required with respect to any material decision with a reporting agency that Manager reasonably believes will have negative tax implications for AETNA. Each Member agrees to cooperate with the “tax matters partner” in connection with the conduct of all such proceedings.
SECTION 7. AMENDMENTS
          This Agreement may be amended only by a written instrument signed by CC and other Members owning in the aggregate at least sixty-seven percent (67%) of the Percentage Interests.
SECTION 8. TRANSFERS OF INTERESTS
          8.1. General.
               (a) No Member shall sell, assign, pledge, hypothecate, encumber or otherwise voluntarily transfer by any means whatever (“Transfer”) all or any portion of its interest in the Company without the prior written consent of CC, and CC shall not Transfer all or any portion of its interest in the Company absent a Majority Vote of the Members. Consent to any proposed Transfer may be withheld by CC or the other Members at the sole discretion of CC or the other Members, as applicable. Notwithstanding the foregoing, in the event that AETNA seeks to

Transfer its entire Percentage Interests in the Company, at any time after March 1, 2004, to an insurance company, a state or federally chartered bank or savings association, or other financial institutional investor, CC shall not unreasonably withhold, condition or delay its consent to such proposed Transfer, based upon (i) the proposed transferee’s financial capability, (ii) the proposed transferee’s business reputation in the real estate industry, (iii) the compatibility of the transferee’s investment goals with those of CC, and (iv) the proposed transferee not being a competitor of CC or its Affiliates, as a managing investor or asset manager. In connection with any such proposed Transfer, AETNA shall provide CC with such financial and other information concerning the proposed transferee as CC shall reasonably request. In no event may any Transfer occur that would constitute or cause a default under the Limited Partnership Agreement or any mortgage on the Property. Without limiting the generality of the foregoing, in no event shall the aggregate Percentage Interests of CC, OCCO and HOLDINGS be reduced below 14% as the result of any Transfer.
               (b) A transfer of a controlling interest within a Member shall also be considered a Transfer for purposes of this Agreement. For purposes of this provision, a “controlling interest within a Member” shall mean (i) the transfer of fifty-percent (50%) or more of the ownership interest of the Member or the transfer and/or issuance of more than fifty percent (50%) of the voting stock of the Member, if the Member is not a publicly held corporation, to any Person that is not an owner or stockholder of the Member on the date of execution of this Agreement, or (ii) the sale, transfer or other conveyance of all or substantially all of the Member’s assets. The Transfer prohibitions of this Section 8.1 shall not apply to Transfers (x) as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either, (y) from a Member to its Affiliate, or (z) as a result of a corporate merger or acquisition of substantially all of the ownership interests within a Member or substantially all of a Member’s assets (a “Permitted Transfer”). A transferee of a Member’s interest in the Company will be admitted as a Substituted Member only pursuant to Section 8.3. Any purported Transfer that does not comply with the provisions of this Section 8 shall be void and shall not cause or constitute a dissolution of the Company.
               (c) It is the general intent that all Members in the Company shall remain as Members until such time as either the Property or the Company’s general partnership interest in the Limited Partnership has been sold.
          8.2. Assignee of Member’s Interest. If, pursuant to a Transfer of an interest in the Company by operation of law (or pursuant to a Transfer that the Company is required to recognize notwithstanding any contrary provisions of this Agreement), a person or entity acquires an interest in the Company, but is not admitted as a Substituted Member pursuant to Section 8.3, such person or entity:
               (a) shall be an assignee of a Member’s Interest, as provided in the Act;

               (b) shall have no right to participate in the business and affairs of the Company or to exercise any rights of a Member under this Agreement or the Act; and
               (c) shall share in distributions from the Company with respect to the transferred Interest, on the same basis as the transferring Member.
          8.3. Substituted Members. No person or entity taking or acquiring, by whatever means, the interest of any Member in the Company shall be admitted as a substituted Member in the Company (a “Substituted Member”) except upon the written consent of CC, or where such person or entity has taken or acquired the interest of CC in the Company pursuant to a Majority Vote. Notwithstanding the foregoing, any transferee of a Member’s interest pursuant to a Transfer that is consented to under the terms of Section 8.1(a) or that is a Permitted Transfer under the terms of Section 8.1(b) shall be deemed to be a Substituted Member without further approval required.
SECTION 9. DISSOLUTION AND TERMINATION
          9.1. Dissolution. The Company shall dissolve upon the first to occur of any of the following events:
               (a) The written consent of CC and other Members owning in the aggregate at least sixty-seven percent (67%) of the Percentage Interests to dissolve the Company;
               (b) The entry of a decree of dissolution under Section 13.1-1047 of the Act; or
               (c) The sale of either the Property or the Company’s entire interest in the Limited Partnership.
          9.2. Winding Up.
               (a) Notice of Winding Up. Following the dissolution of the Company, as provided in Section 9.1, Manager shall execute and file a notice of winding up with the DCRA.
               (b) Effect of Filing. After the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but the Company’s separate existence shall continue until articles of termination have been filed with the DCRA or until a decree dissolving the Company has been entered by a court of competent jurisdiction.
               (c) Liquidation and Distribution of Assets. Upon the dissolution of the Company, Manager shall take full account of the Company’s liabilities and assets, and such assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. During the period of liquidation, the business and affairs of the Company shall continue to be governed by the provisions of this

Agreement, with the management of the Company continuing as provided in Section 5. The proceeds from liquidation of the Company’s property, to the extent sufficient therefor, shall be applied and distributed in the following order of priority:
                    (i) To the payment and discharge of all of the Company’s debts and liabilities, including those to Members who are creditors, and including the establishment of any necessary reserves;
                    (ii) To the Members in satisfaction of any Member Loans and/or Additional Member Loans which have not been satisfied pursuant to Section 9.2(c)(i); and
                    (iii) To the Members in accordance with Section 3.
          9.3. Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members, a certificate of cancellation shall be executed and filed with the DCRA.
          9.4. Rights of Members. Except as otherwise provided in this Agreement, the Members shall look solely to the assets of the Company for the return of their Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company.
SECTION 10. MISCELLANEOUS
          10.1. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person to whom the same is directed or sent by registered or certified mail, return receipt requested, or facsimile transmission, addressed to any Member at the address and fax number set forth on Exhibit A. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered if delivered personally or by facsimile during ordinary business hours, or 72 hours after the time when the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid.
          10.2. District of Columbia Law. The laws of the District of Columbia shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members. The courts of the District of Columbia shall be the proper forum for any dispute arising hereunder.
          10.3. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns; provided that this Section 10.3 shall not be deemed to (a) authorize any Transfer not otherwise permitted under this Agreement, (b) confer upon the assignee of a Member’s interest any rights not specifically granted under this Agreement, or (c) supersede or modify in any manner any provision of Section 8.
          10.4. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
          10.5. Time. Time is of the essence with respect to this Agreement.
          10.6. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
          10.7. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.
          10.8. Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.
          10.9. Additional Documents. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary or desirable to carry out the provisions of this Agreement (“Additional Documents”). In the event that any Member does not execute and deliver an Additional Document within ten (10) business days after its receipt, then such Member hereby appoints Manager as its attorney-in-fact to execute and deliver such Additional Document on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.
          10.10. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
          10.11. Waiver of Action for Partition. Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company’s assets.
          10.12. Counterpart Execution; Facsimile Signatures. This Agreement may be executed in any number of counterparts pursuant to original or facsimile copies of signatures with the same effect as if the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
          10.13. Representations and Warranties. Each Member represents and warrants to CC, to the Company and to the other Members that:

               (a) It has acquired its interest in the Company for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof;
               (b) It has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any Person to sell, transfer or pledge all or any portion of its interest in the Company and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;
               (c) It has such business and financial experience alone, or together with its professional advisers, that it has the capacity to protect its own interests in connection with its acquisition of an interest in the Company;
               (d) It has sufficient financial strength to hold its interest in the Company as an investment and bear the economic risks of that investment (including possible complete loss of such investment) for an indefinite period of time;
               (e) It has been afforded the same access to the books, financial statements, records, contracts, documents and other information concerning the Company and the prospective business of the Company as has been afforded the other Members and has been afforded an opportunity to ask such questions as it has deemed necessary or desirable in order to evaluate the merits and risks of the investment contemplated herein;
               (f) It acknowledges that it has performed its own due diligence with respect to its interest in the Company and is relying on that due diligence in making this investment and that it is not relying on CC or its Affiliates with respect to tax, suitability or other economic considerations;
               (g) This Agreement constitutes a legal, valid and binding obligation of the Member enforceable against the Member in accordance with its terms; and
               (h) To the Member’s knowledge, the execution, delivery and performance of this Agreement by the Member does not and will not violate, conflict with or contravene any judgment, order, decree, writ or injunction, or any law, rule, regulation, contract or agreement to which the Member is subject.
          10.14. Glossary. For purposes of this Agreement, and in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings specified in this Section 10.14:
          “Act” means the District of Columbia Limited Liability Company Act, as set forth in Title 29, Chapter 13 of the District of Columbia Code, as amended from time to time (or any corresponding provisions of succeeding law).
          “Actor” has the meaning given that term in Section 5.4 hereof.
          “Additional Member Loan” has the meaning given that term in Section 2.2.

          “Adjusted Capital Account Balance” means an amount with respect to a Member equal to the balance in such Member’s Capital Account at the end of the relevant fiscal year, after increasing the balance in such Member’s Capital Account by any amount which such Member is deemed obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).
          “Affiliate(s)” of another Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such other Person.
          “Agreement” means this Operating Agreement, as amended from time to time.
          “Articles of Organization” has the meaning given that term in Section 1.10.
          “Book Value” has the meaning given that term in Section 4.1(b).
          “Capital Account” means the capital account maintained for each Member in accordance with Section 4.3.
          “Capital Contribution” means, with respect to any Member, the amount of money and the net fair market value of any property contributed to the Company by such Member.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
          “Company” means the limited liability company formed pursuant to this Agreement and any limited liability company continuing the business of this Company in the event of dissolution as herein provided.
          “Independent Activities” has the meaning given that term in Section 1.11(a).
          “Limited Partnership” has the meaning given that term in Section 1.4.
          “Limited Partnership Agreement” has the meaning given that term in Section 1.4.
          “Majority Vote” means the affirmative vote of Members collectively holding a majority of the Percentage Interests.
          “Management Fee” means a monthly asset management fee payable to CC in an amount equal to one percent (1%) of the gross operating receipts from the operation of the Property. CC shall collect the Management Fee from the property management fee payable to Carr Real Estate Services, Inc. or any successor property manager via an asset management contract or subcontract with Carr Real Estate Services, Inc. or any successor property manager, or similar contractual arrangement.

          “Manager” means Carr Capital Real Estate Investments, LLC, a Virginia limited liability company, or any replacement elected by the Members pursuant to Section 5.6.
          “Member” means any Person identified as a Member in Exhibit A to this Agreement. If any Person is admitted as a Substituted Member pursuant to the terms of this Agreement, “Member” shall be deemed to refer also to such Person. “Members” refers collectively to all Persons who are designated as a “Member” pursuant to this definition.
          “Member Loans” has the meaning given that term in Section 2.2.
          “Net Cash Flow” means gross cash proceeds received by the Company from all sources, less the portion thereof used to pay operating expenses or debt payments, all as reasonably determined by Manager.
          “Non-Participating Member” has the meaning given that term in Section 2.2.
          “Percentage Interests” means the Members’ interests in the Company expressed as a percentage. The Members’ Percentage Interests are set forth opposite their names on Exhibit A, as same is amended from time to time.
          “Permitted Activities” has the meaning given that term in Section 1.4.
          “Person” means any individual, partnership, corporation, limited liability company, trust or other legal entity.
          “Prime Rate” means with respect to any Member Loan or Additional Member Loan the prime rate of interest announced as such (for U.S. money center commercial banks) from time to time by The Wall Street Journal, on the most recent business day preceding the day such Member Loan or Additional Member Loan was made.
          “Profits” and “Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a), reduced by any items of income or gain subject to special allocation pursuant to this Agreement, and otherwise reasonably adjusted by Manager (on the advice of the Company’s accountants) to comply with the Regulations.
          “Property” has the meaning given that term in Section 1.4.
          “Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Substituted Member” has the meaning given that term in Section 8.3.

          “Transfer” has the meaning given that term in Section 8.1.
          10.15 Entire Agreement. This Agreement, together with Exhibits A and B attached hereto and made a part hereof, and other agreements incorporated by reference herein, contain and embody the entire agreement of the parties hereto with respect to the subject matter hereof, and no representations, inducements or agreements, oral or otherwise, between the parties hereto not contained and embodied herein shall be of any force or effect.
[Remainder of page intentionally left blank]

WITNESS:	MEMBERS:

Carr Capital Real Estate Investments, LLC, a Virginia limited liability company

	By:	Carr Capital Corporation,
a District of Columbia corporation
	Its:	Managing Member

/s/Carmen Jones	By:	/s/ Oliver T. Carr, III
Name:		Oliver T. Carr, III
	Its:	President

Aetna Life Insurance Company, a Connecticut corporation

/s/Eileen M. Dietrick	By:	/s/Fernando Treviso
Name:
	Its:	Assistant Vice President

The Oliver Carr Company, a District of Columbia corporation

/s/Carmen Jones	By:	/s/Richard W. Carr

Name:		Richard W. Carr
	Its:	President

Carr Holdings, LLC, a Maryland limited liability company

/s/Carmen Jones	By:	/s/ Oliver T. Carr, Jr.

Name:		Oliver T. Carr, Jr.
	Its:	Principal
[SIGNATURES CONTINUE ON FOLLOWING PAGES]

WITNESS:	MEMBERS: (con’t)

/s/Constance A. Brown	/s/John T. Beaty, Jr.
Name:	John T. Beaty, Jr.

/s/John T. Beaty, Jr.	/s/Anne Mehringer

Name: John T. Beaty, Jr.	Anne Mehringer

/s/Alfredia C. Marshall	/s/Edison W. Dick

Name:	Edison W. Dick

/s/Edison W. Dick	/s/Sally W. Dick

Name:	Sally W. Dick

/s/Kenneth G. Lore

Name:	Kenneth G. Lore

/s/D. Mayers	/s/Karen S. Mayers

Name:	Karen S. Mayers

/s/Lee B. Miller	/s/George F. Miller

Name:	George F. Miller, M.D.

/s/Jeffrey L. Stanfield

Name:	Jeffrey L. Stanfield

/s/Karen Ann Zeidman	/s/Philip F. Zeidman

Name:	Philip F. Zeidman

/s/Thomas P. Humphrey

Name:	Thomas P. Humphrey

/s/Louise M. Johnson	/s/Kent R. Morrison

Name:	Kent R. Morrison

/s/Leslie Shroyer

Name:	Leslie Shroyer